July 1, 1991



Dr. Daniel W. McGlaughlin
3430 Tuxedo Road
Atlanta, GA 30305

Dear Dan:

In my June 22, 1989 letter to you, stating the terms of your contemplated employment with Equifax, I covered our agreement that for the time period of July 1, 1991 to July 31, 1991, both you and the Company would have the opportunity to evaluate the suitability of your continued employment.

We are agreed that continuation of your employment with Equifax is in your and the Company's best interests, however, you have expressed your desire to amend our agreement so as to provide additional benefits in the event you elect to retire from the Company prior to your age 65, or in the event you become disabled while employed by the Company.

In consideration of your continuing your employment with Equifax under the terms of our prior agreement, this letter will serve to amend Paragraph 5 of that agreement, so that it reads as follows:

     5.   Group and Executive Plans.  You shall be entitled to all general
          -------------------------
     employee and executive benefits granted to all employees and to senior executives of the Company, including, without limitation, participation in the Company's Thrift Plan, qualified and non-qualified retirement plans, Major Medical Insurance Plan, and Group Term Insurance Plan, but only pursuant to the terms of such plans, as from time to time in effect and to the extent therein permitted. As soon as practical after your employment with the Company, you will be presented with a Change in Control Agreement, to be executed by you and the Company which is substantially similar to agreements signed by other senior executives. When executed, the Change in Control Agreement shall become an integral part of this Agreement. In addition, you shall be entitled to retirement and disability benefits as described below.

5.1  Retirement Benefits.  Should you retire at age 60 or thereafter, your
     -------------------
annual retirement benefit will be paid according to the terms and conditions of the Supplemental Executive Retirement Plan and the qualified retirement plan, except that the total amount of the benefits payable under both plans shall be supplemented to the extent necessary to provide aggregate annual payments according to the following schedule:

Dr. Daniel W. McGlaughlin
July 1, 1991
Page 2



                                  Annual Retirement Benefit
                                  (including benefits payable
     Age at Retirement            under both plans)
     -----------------            -----------------
            60                    24% of Final Average Earnings

            61                    27% of Final Average Earnings

            62                    30% of Final Average Earnings

            63                    35% of Final Average Earnings

            64                    45% of Final Average Earnings

            65                    60% of Final Average Earnings

5.2  Disability.  Should you incur a disability within the meaning of the
     ----------
Company's long-term disability plan (whether or not you are covered by said plan), you will be entitled to receive disability benefits for the duration of said disability, until retirement, according to the following schedule:

     Age on Date                  Amount of
     Disability                   Disability
     Is Incurred                  Benefit
     -----------                  -------
     After age 55 but
     before age 63                30% of Final Average Earnings

     Age 63                       35% of Final Average Earnings

     Age 64                       45% of Final Average Earnings

     Age 65                       60% of Final Average Earnings

Dr. Daniel W. McGlaughlin
July 1, 1991
Page 3



If you agree that this letter correctly sets forth the amendment to our agreement on your continued employment, please sign and return to me one copy of this letter which, together with our prior agreement, will evidence the agreement between the Company and you.

Sincerely,



Equifax Inc.



/s/ C. B. Rogers, Jr.
-----------------------------------
C. B. Rogers, Jr.
President and CEO

Agreed to this 22nd day of July, 1991.



/s/ Daniel W. McGlaughlin
-----------------------------------
D. W. McGlaughlin